SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2008

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-4379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Compensatory Arrangements of Certain Officers.

On December 9, 2008, the registrant adopted the Convergys Corporation Severance Pay Plan (“Plan”) for United States-based employees. The Plan does not apply to Jean-Herve Jenn, one of registrant’s named executive officers (NEOs) that works and resides outside the United States.

With respect to the registrant’s other NEOs who work and reside in the United States, the NEOs would not currently be entitled to receive benefits under the Plan as they have contractual agreements which supersede the Plan. If and when such agreements terminate, these United States-based NEOs would become eligible to receive benefits under the Plan. The Plan provides for more performance-driven benefits resulting in lower benefits to the United States-based NEOs than they receive under their current agreements, unless the Company performance exceeded target for more than the two previous years. For a further description of the existing NEO contractual agreements, please see the registrant’s proxy statement filed March 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

Date: December 15, 2008	By:	/s/ Karen R. Bowman
Karen R. Bowman
Senior Vice President, General Counsel and Corporate Secretary

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